Exhibit 99.1

JoS. A. Bank Clothiers Announces Its 2010 Black Friday Doorbusters

HAMPSTEAD, Md.--(BUSINESS WIRE)--November 22, 2010--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") announces its plan for this year’s Black Friday Doorbusters. The annual Black Friday Doorbuster event will be held for seven hours only on Friday, November 26, 2010 from 6:00 a.m. to 1:00 p.m. (local time) in its 490 full-line and franchise stores nationwide. In addition, the items will be offered online at www.josbank.com beginning at 12:00 a.m. (EST) on Thanksgiving Day and ending at 1:00 p.m. (PST) on Black Friday.

The JoS. A. Bank Black Friday Doorbuster event will feature the following select items all priced to offer incredible savings for this limited time:

		Regular Price	Sale Price
1.	Executive Camel Hair Blazers	$395	$99
2.	Executive Cashmere Sweaters	$275	$59
3.	Executive Wool/Cashmere Suits	$550	$129
4.	Merino Wool Topcoats	$395	$99
5.	Solid and Patterned Cashmere Scarves	$120 and $130	$29
6.	Executive Dress Shirts	$59.50	$19.99
7.	Executive Leather Jackets	$600	$129
8.	Wool/Cashmere Dress Pants	$150	$39

“We are pleased to again offer a varied assortment of tremendous Black Friday values to our customers,” stated R. Neal Black, President and CEO of JoS. A. Bank Clothiers. “This year, we have expanded this assortment to eight Doorbuster items by adding a few new items to the mix, such as dress shirts and wool/cashmere dress pants, while maintaining some of the traditional luxury items that we offered in the past. We are announcing this product assortment and the respective prices early to assist our customers in planning their shopping on Black Friday,” continued Mr. Black.

The exclusive JoS. A. Bank products have the following extensive details:

Executive Camel Hair Blazers
Center vent and natural shoulders
Fully lined
Available in 2 or 3 button
8 colors

Executive Cashmere Sweaters
100% pure cashmere
Softest 2-ply
Fully fashioned shoulders
Ribbed cuffs and banded bottoms
V-neck style in 8 colors

Executive Wool/Cashmere Suits
Soft shoulders, fully lined
2 or 3 button center vent jacket
Pleated front trouser
6 colors/patterns

Merino Wool Topcoats
Single-breasted front
Side-entry pockets and center vent
Full or three-quarter length
7 colors

Solid and Patterned Cashmere Scarves
100% pure cashmere
Luxuriously soft and comfortable
8 solid colors and 9 patterns

Executive Dress Shirts
Two-ply cotton for long-lasting quality
Single-needle construction with extra-durable buttons
32 solid colors or patterns and multiple collar/sleeve styles

Executive Leather Jackets
Soft lambskin
Fully lined
Bomber or open bottom styles, with snap cuffs
2 colors

Wool/Cashmere Dress Pants
Premium wool with a touch of cashmere for added softness and fluid drape
Half-lined to the knee
9 colors and 2 styles

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 502 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity, financial condition and operations. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 30, 2010 and the Company's subsequent Quarterly Reports filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-
ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),
or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com